                                                                    EXHIBIT 23.4

                 [LETTERHEAD OF BOSCIA, GOLDENBERG & COMPANY]


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors of
Genesis Direct, Inc.:

As independent certified public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this Form S-8, pertaining to Genesis Direct, Inc. 1997 Long-Term Incentive Plan and the Genesis Direct, Inc. 1998 Employee Stock Purchase Plan, of our report included in Genesis Direct, Inc.'s Registration Statement (Form S-1 No. 47455) which was filed with the Securities and Exchange Commission and Declared effective May 6, 1998.


/s/ BOSCIA, GOLDENBERG & COMPANY

Wayne, New Jersey

May 26, 1998